Exhibit 1.1

TRI POINTE GROUP, INC.

$300,000,000

5.25% Senior Notes due 2027

Underwriting Agreement

June 5, 2017

J.P. Morgan Securities LLC

As Representative of the Underwriters

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

TRI Pointe Group, Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $300,000,000 principal amount of its 5.25% Senior Notes due 2027 (the “Notes”). The Notes are to be issued pursuant to the provisions of an Indenture dated as of May 23, 2016 (the “Base Indenture”) and Supplemental Indenture No. 2 to be dated as of the Closing Date (the “Supplemental Indenture,” and together with the Base Indenture, Supplemental Indenture No. 1, dated as of May 26, 2016, the “Indenture”) among the Issuer, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Issuer’s obligations under the Indenture and the Notes will be unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the subsidiaries of the Issuer listed on the signature pages hereof (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities”. The use of the neuter in this Underwriting Agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”) on or before each date and time when the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”) or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base

Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Issuer hereby confirms its engagement of Credit Suisse Securities (USA) LLC (“Credit Suisse”) as, and Credit Suisse hereby confirms its agreement with the Issuer to render services as, the “qualified independent underwriter,” within the meaning of Rule 5121(f)(12)) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities. Credit Suisse, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

1.        Representations and Warranties of the Issuer and the Guarantors.    The Issuer and the Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)        The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and the Issuer has prepared and filed with the SEC an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333- 211523), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430A, 430B or 430C under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended (the “Registration Statement”), including a related base prospectus, for registration under the Securities Act of the offering and sale of the Securities (the “Base Prospectus”). Such Registration Statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used prior to the filing of the Final Prospectus, together with the Base Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time, together with the Base Prospectus (the “Final Prospectus” and, together with the Base Prospectus and Preliminary Prospectus, the “Prospectus”). As filed, such Final Prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Issuer has not received from the SEC any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form and the Issuer has not otherwise ceased to be eligible to use the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement is in effect, the SEC has not issued any order or notice preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Final Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Issuer or the Guarantor, are contemplated or threatened by the SEC;

(b)        (i) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended and the rules and regulations of the SEC promulgated thereunder (the “Trust Indenture Act”) and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof;

(ii)    The documents incorporated by reference in each of the Registration Statement and the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)        The “Disclosure Package” shall mean (i) the Preliminary Prospectus, used most recently prior to the Execution Time, (ii) the issuer free writing prospectuses, as defined in

Rule 433 of the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule III hereto, (iii) the final term sheet prepared and filed pursuant to Section 6(b) hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package, based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof;

(d)        (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Issuer agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(e)        (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”);

(f)        Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 6(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof;

(g)        The Issuer and each of its subsidiaries have been duly incorporated, formed or otherwise organized and is validly existing as a corporation or other business entity, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other business entity, as the case may be, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to have such power and authority, to be so qualified, or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (a “ Material Adverse Effect”).

(h)        All the outstanding shares or equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries of the Issuer are owned by the Issuer, either directly or through wholly owned subsidiaries of the Issuer, free and clear of any security interest, claim, lien or encumbrance (other than liens and other encumbrances that will be permitted under the terms of the Indenture).

(i)        This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor; the Indenture has been duly authorized by the Issuer and each Guarantor and, assuming due authorization, execution and delivery thereof by the applicable Trustee, when executed and delivered by the Issuer and the Guarantors, will constitute a legal, valid, binding instrument enforceable against the Issuer and the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the applicable Underwriters, will have been duly executed and delivered by the Issuer and each Guarantor and will constitute the legal, valid and binding obligations of the Issuer and the Guarantors, as the case may be, entitled to the benefits of the Indenture (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(j)        None of the Issuer or the Guarantors is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k)        No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(l)        None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated (including those contemplated by the Disclosure Package and the Final Prospectus), or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Issuer or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation or imposition as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)        The consolidated historical financial statements and schedules of the Issuer and its consolidated subsidiaries, as applicable, included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and its subsidiaries, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Historical Financial and Operating Data” and “Summary Historical Financial Data” in the Disclosure Package and the Final Prospectus present fairly in all material respects, on the basis stated in the Disclosure Package and the Final Prospectus, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)        No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their respective property is pending or, to the knowledge of the Issuer and the Guarantors, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect).

(o)        Each of the Issuer and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where failure to own or lease such properties would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)        None of the Issuer nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable; except, in the case of clauses (ii) and (iii), for any such default or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)        Ernst & Young LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus for fiscal 2014 to present, are independent public accountants with respect to the Issuer within the meaning of the Act.

(r)        The Issuer and each of its subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP (if so required) or as would not have a Material Adverse Effect.

(s)        Except as would not reasonably be expected to have a Material Adverse Effect, no labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened or imminent.

(t)        No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer or any of its subsidiaries, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to the Issuer or any of its subsidiaries any loans or advances to such subsidiary from the Issuer or any of its subsidiaries or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer.

(u)        Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, (i) the Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Issuer or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (iv) in the past three years, none of the Issuer or any of its subsidiaries has been refused any insurance coverage sought or applied for; and (vi) the Issuer does not have reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)        Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, each of the Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and none of the Issuer or any of its subsidiaries has received in the past three years any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(w)        The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer and its subsidiaries’ internal controls over financial reporting are effective and the Issuer and its subsidiaries are not aware of any material weakness in their internal control over financial reporting. The Issuer and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(x)        Neither the Issuer nor the Guarantors have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(y)        The Issuer and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuer nor any of its subsidiaries has received any written or other formal notice that any of them has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(z)        In the ordinary course of its business, the Issuer and its subsidiaries periodically review the reasonably expected cost to the Issuer and its subsidiaries to comply with Environmental Laws. On the basis of such review, the Issuer and its subsidiaries have concluded that such associated costs would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)        Except as would not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Issuer, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, to the knowledge of the Issuer, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Issuer, its subsidiaries or an ERISA Affiliate contributes is in compliance with ERISA. “ERISA Affiliate” means, with respect to the Issuer or a subsidiary thereof, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Issuer or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to have a Material Adverse Effect, (i) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) and (ii) none of the Issuer, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA. Each “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where the cost of correcting such actions or failures to act would not reasonably be expected to have a Material Adverse Effect.

(bb)        The operations of the Issuer and its subsidiaries are and in the past have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer and the Guarantors, threatened.

(cc)        Neither the Issuer or any of its subsidiaries, nor to the knowledge of the Issuer or any Guarantor, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries (in his or her capacity as such with respect to the Issuer or any of its subsidiaries) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)); and the Issuer will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or, to the Issuer’s knowledge, could result in the imposition of Sanctions against any person participating in the offering, whether as underwriter, advisor, investor or otherwise.

(dd)        None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ee)        None of the Issuer or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Issuer or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(ff)        Neither the Issuer or any of its subsidiaries, nor, to the knowledge of the Issuer or any Guarantor, any director, officer, agent, employee or Affiliate of the Issuer, the Guarantors or any of their respective subsidiaries has knowledge of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or any domestic government official or employee, in contravention of the FCPA or other applicable anti-bribery laws; and the Issuer and its subsidiaries, and to the knowledge of the Issuer and the Guarantors, their respective Affiliates have conducted their businesses in compliance with the FCPA and other applicable anti-bribery laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)        There is and has been no failure on the part of the Issuer, or, to the knowledge of the Issuer, on the part of any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(hh)        Since the date of the most recent unaudited financial statements included in the Disclosure Package and Final Prospectus, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise) business or results of operations of the Issuer and its subsidiaries, taken as a whole and (B) there have been no transactions entered into by the Issuer or any of its subsidiaries other than those set forth in the Disclosure Package and the Final Prospectus which are material with respect to the Issuer and its subsidiaries taken as a whole.

(ii)        The Issuer and each of its subsidiaries has good and marketable title to or valid leasehold interests in all real property owned and leased by them material to their respective businesses and have good title to or valid leasehold interests in all other properties owned and leased by them material to their respective businesses, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the leases and subleases material to the business of the Issuer or any of its subsidiaries and under which the Issuer or any of its subsidiaries hold properties, are in full force and effect, and none of the Issuer or any of its subsidiaries has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Issuer or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(jj)        None of the Issuer, any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(kk)        Except as disclosed in the Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among any of the Issuer, any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Issuer or any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-3. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer or any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries to or for the benefit of any of the officers or directors of the Issuer or any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries or any of their respective family members.

Any certificate signed by any officer of the Issuer or any Guarantor and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or such Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2.        [Reserved].

3.        Purchase and Sale.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer at a purchase price of 99% (subject to Section 4 below) of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from June 5, 2017 to the Closing Date, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto.

4.        Delivery and Payment.    Delivery of and payment for the Securities shall be made by payment of the Purchase Price to the account or accounts specified by the Issuer, in Federal or other funds immediately available in New York City against delivery of the Securities for the respective accounts of the several Underwriters. Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP (or such other place as may be agreed to by the Issuer and the Representative) at 9:00 a.m. New York City time, on June 8, 2017 or such other time and date as the Representative shall designate by notice to the Issuer (the time and date of such closing, the “Closing Date”). The Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, as the Representative shall request. The Securities to be delivered to the Underwriters (or to the applicable Trustee as custodian for the Depositary) shall be made available to the Underwriters for inspection on the business day preceding the Closing Date in New York City.

5.        Offering by Underwriters.    It is understood and agreed that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package.

6.        Agreements.    The Issuer and the Guarantors, jointly and severally, agree with each Underwriter that:

(a)        Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Issuer will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)        The Issuer and the Guarantors will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(c)        If at any time prior the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which, the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package to comply with applicable law, the Issuer and the Guarantors will promptly (i) notify the Representative of any such event so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)        If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer will promptly (i) notify the Representative of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)        The Issuer will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(f)        The Issuer will use commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representative may reasonably designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuer will promptly advise the Representative of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)        The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 6(b) hereto; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(h)        The Issuer and the Guarantors will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any subsidiaries of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Issuer or any of its subsidiaries (other than the Securities) or publicly announce an intention to effect any such transaction, for a period of 30 days after the Execution Time.

(i)        The Issuer and the Guarantors will not, and will use their commercially reasonable efforts not to permit their respective Affiliates to, take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(j)        The Issuer and the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of this Agreement, the Indenture, the issuance of the Securities and the fees of the Trustees; (ii) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary

Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any necessary issue, stamp or other transfer, excise or similar taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters related to such filings and such reasonable fees and expenses of such counsel not to exceed $15,000 in the aggregate); (ix) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities, (x) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (xi) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder; (xii) the Underwriters’ reasonable expenses (other than outside legal expenses incurred in connection with the sale of the Securities) and (xiii) the fee and expenses of the QIU.

7.        Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuer and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions:

(a)        The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; the final term sheet contemplated by Section 6(b) hereto, and any other material required to be filed by the Issuer and the Guarantors pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b)        On the Closing Date the Underwriters shall have received the favorable opinion and negative assurance letters of Gibson, Dunn & Crutcher LLP, counsel to the Issuer and the Guarantors, in form and substance reasonably acceptable to the Representative, as well as the favorable opinions of certain local counsels to be agreed among the Representative and the Issuer and the Guarantors, in each case in form and substance reasonably acceptable to the Representative.

(c)        The Underwriters shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, an opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters with respect to such matters as may be reasonably required by the Representative.

(d)        The Issuer and the Guarantors shall each have furnished to the Underwriters a certificate, signed by (x) the Chairman of the Board, the President or another officer or officers of the Issuer and the Guarantors reasonably acceptable to the Representative and (y) the principal financial or accounting officer or another officer of the Issuer and the Guarantors reasonably acceptable to the Representative, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i)        the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)        no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s or the Guarantors’ knowledge, threatened; and

(iii)        since the date of the most recent financial statements of the Issuer and the Guarantors included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer, the Guarantors and their respective subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(e)        At the Execution Time and at the Closing Date, the Issuer shall have requested and caused Ernst & Young LLP, to furnish to the Underwriters letters, dated respectively as of the Execution Time and as of the Closing Date, customary comfort letters and bring-down comfort letters for transactions of this type, in form and substance previously agreed, with such changes as are reasonably satisfactory to the Representative.

(f)        Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and the Guarantors and their respective subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)        The Securities shall be eligible for clearance and settlement through DTC.

(h)        The Issuer, the Guarantors and the Trustees shall have executed and delivered the Indenture, and the Underwriters shall have received a copy thereof.

(i)        The Issuer and the Guarantors shall have executed and delivered the Securities and the Underwriters shall have received a copy thereof.

(j)        Subsequent to the Execution Time there shall have been no decrease in the rating accorded any of the Issuer’s or its subsidiaries’ debt securities or of the Securities by either Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. or Moody’s Investors Services, Inc. or any of their respective successors or any notice given to the Issuer or the Guarantors of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change.

(k)        Prior to the Closing Date, the Issuer and the Guarantors, as applicable, shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 will be delivered to Cahill Gordon & Reindel LLP, as counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

8        Reimbursement of Expenses.    If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 is not satisfied because of any termination pursuant to Section 11(ii) or (iii) hereof or because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer and the Guarantors, jointly and severally, will reimburse the Underwriters severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

9.        Indemnification and Contribution.

(a)        The Issuer and the Guarantors, jointly and severally, each agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, including any electronic roadshow, the information contained in the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in each case, necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Issuer and the Guarantors may otherwise have.

(b)        Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer and the Guarantors, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuer or any Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Guarantors by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Issuer and the Guarantors acknowledge that (i) the names of the Underwriters set forth on the cover page, under the caption “Underwriting (Conflicts of Interest)” and on the back cover page in the Prospectus and Final Prospectus, (ii) the statements set forth in the third sentence of the subcaption “Absence of Public Market for the Notes” under the caption “The Offering” in the Prospectus and Final Prospectus and (iii) the statements set forth in the first sentence of the seventh paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)        Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including one local counsel in each jurisdiction) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below) and the indemnifying party shall have the right to participate therein; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including one local counsel in each jurisdiction) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice from counsel that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d)        In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party under such paragraph shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall (i) any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities underwritten by such Underwriter hereunder nor shall (ii) the QIU be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each such indemnifying party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions. Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer and the Guarantors, within the meaning of either the Securities Act or the Exchange Act and each officer, director, agent and employee of the Issuer or any Guarantor shall have the same rights to contribution as the Issuer or the Guarantors, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)        Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Issuer and Guarantors, jointly and severally, each agree to indemnify and hold harmless the QIU, its directors, officers, employees, affiliates and agents and each person who controls the QIU within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the QIU.

10.        Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all of the Securities, this Agreement with respect to all of the Securities will terminate without liability to any non-defaulting Underwriter, the Issuer or the Guarantors. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Guarantors or any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.        Termination.    This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

12.        Representations, Indemnities and Rights of Contribution to Survive.    The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Issuer, the Guarantors or their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Issuer, any of the Guarantors or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Agreement.

13.        Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC (fax no.: (212) 270-1063) and confirmed to J.P. Morgan at 383 Madison

Avenue, New York, New York 10179, Attention: General Counsel; or, if sent to the Issuer and the Guarantors, will be mailed, delivered or telefaxed to (949) 478-8601 and confirmed to it at 19540 Jamboree Road, Suite 300, Irvine, CA 92612, attention of the Legal Department.

14.        Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors, and no other person will have any right or obligation hereunder.

15.        Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16.        Integration.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

17.        Applicable Law.    This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.        Waiver of Jury Trial.    The Issuer and the Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.        No Fiduciary Duty.    The Issuer and each Guarantor hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s length commercial transaction among the Issuer and each Guarantor, on the one hand, and the Underwriters (including the QIU in its capacity as such) and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Guarantors and (c) the engagement of the Underwriters (including the QIU in its capacity as such) in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer and each Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters (including the QIU in its capacity as such) has advised or is currently advising any of the Issuer or the Guarantors on related or other matters). The Issuer and each Guarantor agrees that it will not claim that the Underwriters (including the QIU in its capacity as such) have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Guarantors, in connection with such transaction or the process leading thereto.

21.        Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.        Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

23.        Compliance with USA Patriot Act.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Underwriters.

Very truly yours,

MARACAY 91, L.L.C.

MARACAY HOMES, L.L.C.

MARACAY BRIDGES, LLC

MARACAY VR, LLC

PARDEE HOMES

PARDEE HOMES OF NEVADA

THE QUADRANT CORPORATION

TRENDMAKER HOMES, INC.

WINCHESTER HOMES INC.,

as Guaranteeing Subsidiaries

By:	/s/ Bradley W. Blank
Name: Bradley W. Blank
Title: Secretary

MARACAY THUNDERBIRD, L.L.C., as Guaranteeing Subsidiary By: Maracay Homes, L.L.C., its Manager

By:	/s/ Bradley W. Blank
Name: Bradley W. Blank
Title: General Counsel and Secretary

TRI POINTE HOMES, INC. TRI POINTE HOLDINGS, INC. TRI POINTE COMMUNITIES, INC., as Guaranteeing Subsidiaries

By:	/s/ Bradley W. Blank
Name: Bradley W. Blank
Title: Vice President and Secretary

[Signature Page to Underwriting Agreement]

TRI POINTE GROUP, INC., as the Issuer

By:	/s/ Bradley W. Blank
Name: Bradley W. Blank
Title: Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

TRI POINTE CONTRACTORS, LP, as Guaranteeing Subsidiary By: TRI Pointe Communities, Inc., its General Partner

By:	/s/ Bradley W. Blank
Name: Bradley W. Blank
Title: Vice President and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC

For itself and the other several Underwriters named in Schedule I hereto.

J.P. Morgan Securities LLC

By:	/s/ Ben Gilfillan
Name: Ben Gilfillan
Title: Executive Director

[Signature Page to Underwriting Agreement]

Credit Suisse Securities (USA) LLC, as Qualified Independent Underwriter

By:	/s/ Jim Cronin
Name: Jim Cronin
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount Notes to be Purchased

J.P. Morgan Securities LLC	$82,500,000

Citigroup Global Markets Inc.	$64,500,000

Wells Fargo Securities, LLC	$52,500,000

Credit Suisse Securities (USA) LLC	$45,000,000

U.S. Bancorp Investments, Inc.	$34,500,000

Fifth Third Securities, Inc.	$12,000,000

Zelman Partners, LLC	$9,000,000

Total	$300,000,000

SCHEDULE II

Guarantors

TRI Pointe Homes, Inc.

TRI Pointe Holdings, Inc.

TRI Pointe Communities, Inc.

TRI Pointe Contractors, LP

Maracay 91, L.L.C.

Maracay Homes, L.L.C.

Maracay Bridges, LLC

Maracay VR, LLC

Maracay Thunderbird, L.L.C.

Pardee Homes

Pardee Homes of Nevada

The Quadrant Corporation

Trendmaker Homes, Inc.

Winchester Homes Inc.

SCHEDULE III

Filed pursuant to Rule 433

Issuer Free Writing Prospectus, dated June 5, 2017

Supplementing the Preliminary Prospectus Supplement, dated June 5, 2017

Registration No. 333-211523

TRI Pointe Group, Inc.

$300,000,000 5.25% Senior Notes due 2027

Pricing Supplement

The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.

The aggregate principal amount of notes to be issued in the offering increased from $250,000,000 to $300,000,000. The increased amount of $50,000,000 will be funded to the balance sheet and be used for general corporate purposes. The information in the Preliminary Prospectus Supplement (including, but not limited to, the financial information in the capitalization table and use of proceeds) is deemed to have changed to the extent affected by the increase in the size of the offering of the Notes.

Issuer	TRI Pointe Group, Inc.

Title of Securities	5.25% Senior Notes due 2027

Aggregate Principal Amount	$300,000,000, which represents an increase of $50,000,000 from the offering size in the Preliminary Prospectus Supplement.

Maturity Date	June 1, 2027

Coupon	5.25%

Public Offering Price	100.00% plus accrued interest, if any, from June 8, 2017

Yield to Maturity	5.25%

Spread to Benchmark Treasury	+308 basis points

Benchmark Treasury	2.375% due May 15, 2027

Interest Payment Dates	June 1 and December 1 of each year, beginning on December 1, 2017

Record Dates	May 15 and November 15 of each year

Optional Redemption	Make-whole call at T+50 bps. Par call on or after December 1, 2026 (six months prior to the maturity date of the notes)

Underwriting Discount	1.00%

Trade Date	June 5, 2017

Settlement Date	June 8, 2017, (T+3)

Expected Ratings	Ba3/BB-

CUSIP/ISIN Numbers	CUSIP: 87265H AF6	ISIN: US87265HAF64

Joint Book-Running Managers	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Wells Fargo Securities, LLC U.S. Bancorp Investments, Inc.

Co-Managers	Fifth Third Securities, Inc. Zelman Partners, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and a related prospectus supplement) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents TRI Pointe Group, Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by calling J.P. Morgan Securities LLC at 1-866-803-9204 or at the following address: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.